                                                                   EXHIBIT (C)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1993-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAC3
                      Class B Certificate CUSIP #25466KAD1


Trust Distribution Date: September 15, 1997  Due Period Ending: August 31, 1997

Pursuant to the Series Supplement dated as of November 23, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     --------------------------------------------------------------------------
     Class Initial Investor Interest)
     --------------------------------

     Series  1993-3                              Total          Interest       Principal
        Class A      30 days at 6.200000000%     $5.166666667   $5.166666667   $0.000000000

        Class B      30 days at 6.450000000%     $5.375000000   $5.375000000   $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

 (a) Aggregate Investor Interest                       $12,802,112,676.00
     Seller Interest                                    $4,907,594,307.06

     Total Master Trust                                $17,709,706,983.06


 (b) Group One Investor Interest                       $10,702,112,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1993-3 Investor Interest                      $366,493,000.00

 (e) Class A Investor Interest                            $350,000,000.00

     Class B Investor Interest                             $16,493,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                Finance Charge      Principal          Yield
                                                                 Collections       Collections       Collections

 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.                            $207,533,237.28  $1,507,305,440.63      $0.00

     Seller:                                                    $77,070,763.37    $559,761,812.00      $0.00

 (b) Group One Allocation                                      $173,494,598.79  $1,260,084,197.22      $0.00

 (c) Group Two Allocation                                       $34,038,638.49    $247,221,243.41      $0.00

 (d) Series 1993-3 Allocations                                   $5,919,763.22     $42,994,998.86      $0.00

 (e) Class A Allocations                                         $5,663,619.62     $41,134,638.33      $0.00

     Class B Allocations                                           $256,143.60      $1,860,360.53      $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the
                            SPFAs This        SPFA     Deposit Deficit  Investment
                            Due Period       Balance       Amount         Income

     Series 1993-3            $0.00           $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                 Total Payments
                                Amount Paid     Deficit Amount    Through This
                              This Due Period   This Due Period    Due Period

     Series 1993-3                 $0.00           $0.00              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod        SIFA Balance

     Series 1993-3                        $1,896,983.21      $7,587,932.84

7.   Pool Factors
     ------------

                                                            This Due Period

     Class A                                                     1.00000000

     Class B                                                     1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                              Cumulative
                                                               Investor
                                                              Charged-Off
                                           This Due Period      Amount

 (a) Group One                           $58,739,747.30            $0.00

 (b) Group Two                           $11,524,399.25            $0.00

 (c) Series 1993-3                        $2,004,243.35            $0.00

 (d) Class A                              $1,917,521.28            $0.00

     Class B                                 $86,722.07            $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                             Per $1,000 of
                                                            Original Invested
                                                Total         Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                                Total          Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                              Per $1,000 of
                                                            Original Invested
                                                Total        Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1993-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

 (a) Group One                                           $17,836,854.46

 (b) Group Two                                            $3,500,000.00

 (c) Series 1993-3                                          $610,821.66

 (d) Class A                                                $583,333.33

     Class B                                                 $27,488.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                            As a Percentage
                                                              of Class A
                                                Total       Invested Amount

     Series 1993-3 Class B               $23,822,045.00         6.8063%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount    Class B Amount

     Maximum Amount                          $9,162,325.00    $5,497,395.00

     Available Amount                        $9,162,325.00    $5,497,395.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                            $0.00            $0.00

15.  Delinquency Summary
     -------------------
     End of Due Period Master Trust Receivables Outstanding $17,998,317,290.42

                         Delinquent Amount    Percentage of Ending
     Payment Status      Ending Balance      Receivables Outstanding

     30-59 days        $542,307,518.10              3.01%

     60-179 days       $869,124,567.70              4.83%


                                U.S. BANK NATIONAL ASSOCIATION
                                as Trustee


                              BY:
                                  ----------------------------
                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1993-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of November 23, 1993 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-3 Master Trust Certificates for the Distribution Date occurring on September 15, 1997:


1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                     $2,351,671,253.22

4.   The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                        $41,134,638.33

5.   The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                                  $5,663,619.62

6a.  The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                 $0.00

6b.  The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                   $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                         $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                   $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                     $0.00

8.   The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                       $0.00

9.   The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                         $1,860,360.53

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                    $256,143.60

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                 $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                         $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                   $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                     $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                       $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of September, 1997.



                          GREENWOOD TRUST COMPANY
                            as Master Servicer

                          By:
                             ------------------------------------
                          Vice President, Director of Accounting,
                          and Treasurer